Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form F-3ASR No. 333-169235) of DryShips Inc. and in the related Prospectuses of our report dated April 15, 2011, with respect to the consolidated financial statements of Ocean Rig UDW Inc. as of and for the year ended December 31, 2009, included in this Annual Report (Form 20-F) of DryShips Inc. for the year ended December 31, 2011.

/s/ Ernst & Young AS

Stavanger, Norway

March 15, 2012